EXHIBIT 99.1

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of

Dominion Resources, Inc.

Richmond, Virginia

We have audited the accompanying statement of revenues and direct operating expenses of the Dominion Resources, Inc.’s Gulf Coast, Rocky Mountain, and San Juan Exploration & Production Operations (the “Properties”), as defined in the purchase and sale agreement dated June 1, 2007 between Dominion Resources, Inc. (the “Company”) and XTO Energy Inc. for the year ended December 31, 2006. This statement of revenues and direct operating expenses is the responsibility of the Company’s management. Our responsibility is to express an opinion on this statement of revenues and direct operating expenses based on our audit.

We conducted our audit in accordance with the standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and direct operating expenses is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and direct operating expenses, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues and direct operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and direct operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the statement of revenues and direct operating expenses, and is not intended to be a complete presentation of the Properties’ results of operations.

In our opinion, such statement of revenues and direct operating expenses presents fairly, in all material respects, the revenues and direct operating expenses of the Properties for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the statement of revenues and direct operating expenses taken as a whole. The supplemental information in Note 4 to the statement of revenues and direct operating expenses is presented for the purpose of additional analysis and is not a required part of the statement of revenues and direct operating expenses. This additional information is the responsibility of the Company’s management. Such information has not been subjected to the auditing procedures applied in our audit of the statement of revenues and direct operating expenses, and accordingly, we express no opinion on it.

/s/ Deloitte & Touche LLP
Houston, Texas September 27, 2007

DOMINION RESOURCES, INC.

GULF COAST, ROCKY MOUNTAIN, AND SAN JUAN EXPLORATION &

PRODUCTION OPERATIONS

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

YEAR ENDED DECEMBER 31, 2006, AND THE SIX MONTHS ENDED

JUNE 30, 2007 AND 2006 (UNAUDITED)

	Six Months Ended June 30,		Year Ended December 31,
	2007	2006	2006
(millions)	(Unaudited)
REVENUES:
Gas	$228	$261	$494
Natural gas liquids (NGL)	5	4	11
Oil	29	35	69
Other	21	33	62

Total revenues	283	333	636

DIRECT OPERATING EXPENSES:
Lease operating expenses	38	31	68
Transportation	9	8	14
Production and property taxes	23	25	44

Total direct operating expenses	70	64	126

EXCESS OF REVENUES OVER DIRECT OPERATING EXPENSES	$213	$269	$510

The accompanying notes are an integral part of the Statements of Revenues and Direct Operating expenses.

DOMINION RESOURCES, INC.

GULF COAST, ROCKY MOUNTAIN, AND SAN JUAN EXPLORATION &

PRODUCTION OPERATIONS

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

YEAR ENDED DECEMBER 31, 2006, AND THE SIX MONTHS ENDED

JUNE 30, 2007 AND 2006 (UNAUDITED)

1.	BASIS OF PRESENTATION

On June 1, 2007, Dominion Resources, Inc. (the “Company”) through certain of our wholly-owned subsidiaries, Dominion Exploration & Production, Inc. (“DEPI”), Dominion Energy, Inc. (“DEI”), Dominion Oklahoma Texas Exploration & Production, Inc. (“DOTEPI”), Dominion Reserves, Inc. (“Reserves”), LDNG Texas Holdings, LLC (“LDNG”) and DEPI Texas Holdings, LLC (“DEPI TEXAS”), entered into an agreement with XTO Energy Inc. to sell our exploration and production (“E&P”) operations in the Gulf Coast, Rocky Mountain, and San Juan Basin for an aggregate purchase price of approximately $2.5 billion, subject to customary post closing adjustments.

The accompanying historical statements of revenues and direct operating expenses were prepared from the historical accounting records of the Company. These statements are not intended to be a complete presentation of the results of operations of Gulf Coast, Rocky Mountain, and San Juan E&P Properties as defined in the purchase and sale agreement dated June 1, 2007, between DEPI, DEI, DOTEPI, Reserves, LDNG, and DEPI TEXAS and XTO Energy Inc. The statements do not include general and administrative expense, effects of derivative transactions, interest income or expense, depreciation, depletion, and amortization, any provision for income tax expenses and other income and expense items not directly associated with revenues from natural gas, natural gas liquids, and oil. Historical financial statements reflecting financial position, results of operations, and cash flows required by accounting principles generally accepted in the United States of America are not presented as such information is not readily available on an individual property basis and not meaningful to the acquired properties. Accordingly, the accompanying statements are presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.	REVENUE AND EXPENSE RECOGNITION

Gas and oil production revenue and related natural gas liquids revenue are recognized based on actual volumes of gas, oil, and natural gas liquids sold to purchasers. Sales require delivery of the product to the purchaser, passage of title, and probability of collection of purchaser amounts owed. Gas and oil production revenue and related natural gas liquids revenue are reported net of royalties. We use the sales method of accounting for gas imbalances. Gas imbalances result from the gas volumes sold by the Company from a property being different from its actual entitled volumes. Under the sales method, revenues are recognized based on actual volumes of gas sold. The volumes sold may differ from our entitled volumes. Other revenue primarily consists of revenue previously deferred under the Company’s volumetric production payment (“VPP”) contracts, gas gathering fees, processing fees, and net third-party brokered gas activity. Revenue is recognized under the VPP contracts when gas is produced and delivered to the purchaser. Direct operating expenses are recognized on an accrual basis and consist of costs required to operate gas and oil properties, product transportation expenses, and production and property taxes.

DOMINION RESOURCES, INC.

GULF COAST, ROCKY MOUNTAIN, AND SAN JUAN EXPLORATION &

PRODUCTION OPERATIONS

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

YEAR ENDED DECEMBER 31, 2006, AND THE SIX MONTHS ENDED

JUNE 30, 2007 AND 2006 (UNAUDITED)

3.	COMMITMENTS AND CONTINGENCIES

As the result of issues generated in the ordinary course of business, we are involved in legal, regulatory, and other proceedings before various courts, regulatory commissions, and governmental agencies. We believe that the final disposition of these proceedings will not have a material effect on our statements of revenues and direct operating expenses.

DOMINION RESOURCES, INC.

GULF COAST, ROCKY MOUNTAIN, AND SAN JUAN EXPLORATION &

PRODUCTION OPERATIONS

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

YEAR ENDED DECEMBER 31, 2006, AND THE SIX MONTHS ENDED

JUNE 30, 2007 AND 2006 (UNAUDITED)

4.	SUPPLEMENTAL OIL AND NATURAL GAS RESERVE INFORMATION (UNAUDITED)

Estimated Quantities of Proved Oil and Natural Gas Reserves — Estimated net quantities of proved natural gas, oil, and NGL reserves at December 31, 2006, and changes in the reserves during the year, are included below:

2006
Proved developed and undeveloped reserves — Natural Gas (1)
(billion cubic feet)
At January 1	948
Changes in reserves:
Extensions, discoveries, and other additions	86
Revisions of previous estimates	78
Production	(82)
Purchases of natural gas in place	1
Sales of natural gas in place	(44)

At December 31	987

Proved developed reserves — Natural Gas
At January 1	797
At December 31	733
Proved developed and undeveloped reserves — Oil and NGLs
(thousands of barrels)
At January 1	6,876
Changes in reserves:
Extensions, discoveries, and other additions	1,030
Revisions of previous estimates (2)	1,552
Production	(1,379)
Purchases of oil in place	18
Sales of oil in place	(111)

At December 31	7,986

Proved developed reserves — Oil and NGLs
At January 1	6,526
At December 31	7,182

(1)	Excludes reserves associated with VPP delivery obligations.

(2)	The 2006 revision primarily resulted from an increase in plant liquids from contractual changes on a portion of the Company’s gas processed by third parties. The Company now takes title to and markets the natural gas liquids extracted from this gas.

DOMINION RESOURCES, INC.

GULF COAST, ROCKY MOUNTAIN, AND SAN JUAN EXPLORATION &

PRODUCTION OPERATIONS

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

YEAR ENDED DECEMBER 31, 2006, AND THE SIX MONTHS ENDED

JUNE 30, 2007 AND 2006 (UNAUDITED)

Standardized Measure of Discounted Future Net Cash Flows Relating to Oil and Natural Gas Reserves — The tabulation included below has been prepared in accordance with the Financial Accounting Standards Board (FASB) rules for disclosure of a standardized measure of discounted future net cash flows relating to proved gas and oil reserve quantities that the Company owns.

2006
(millions)
Future cash inflows (1)	$5,252
Less:
Future production costs	1,116
Future development costs(2)	483
Future income tax expense	1,274

Future net cash flows	2,379
Less annual discount (10% a year)	1,305

Standardized measure of discounted future net cash flows	$1,074

(1)	Amounts exclude the effect of derivative instruments designated as hedges of future sales of production at year-end. Year-end prices used in the calculation of future cash inflows are:

Gas	$4.91
Oil & NGL’s	$51.51

(2)	Estimated future development costs, excluding abandonment, for proved undeveloped reserves are estimated to be $115 million, $67 million, and $72 million for 2007, 2008, and 2009, respectively.

In the foregoing determination of future cash inflows, sales prices for gas and oil were based on contractual arrangements or market prices at year-end. Future costs of developing and producing the proved gas and oil reserves reported at the end of 2006 were based on costs determined at year-end, assuming the continuation of existing economic conditions. Future income taxes were computed by applying the appropriate year-end or future statutory tax rate to future pretax net cash flows, less the tax basis of the properties involved, and giving effect to tax deductions, permanent differences, and tax credits.

It is not intended that the FASB’s standardized measure of discounted future net cash flows represent the fair market value of our proved reserves. The Company cautions that the disclosures shown are based on estimates of proved reserve quantities and future production schedules which are inherently imprecise and subject to revision, and the 10% discount rate is arbitrary. In addition, costs and prices as of the measurement date are used in the determinations, and no value may be assigned to probable or possible reserves.

The following tabulation is a summary of changes between the total standardized measure of discounted future net cash flows at the beginning and end of 2006:

2006
(millions)
Standardized measure of discounted future net cash flows at January 1	$2,198
Changes in the year resulting from:
Sales and transfers of gas and oil produced during the year, less production costs	(462)
Net change in prices, production, and development costs	(1,845)
Extensions, discoveries, and other additions	(5)
Previously estimated development costs incurred during the year	60
Revisions of previous quantity estimates	140
Accretion of discount	355
Income taxes	784
Purchases and sales of proved reserves in place	(63)
Other (principally timing of production)	(88)

Standardized measure of discounted future net cash flows at December 31	$1,074

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